Exhibit 99.1

      Citrix Reports Fourth Quarter and Fiscal Year 2006 Results

     Year-over-year Quarterly Revenue Growth of 19% Annual Revenue
                             Growth of 25%

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Jan. 23, 2007--Citrix
Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported preliminary financial results for the fourth quarter and fiscal year ended December 31, 2006.

    Preliminary Financial Results

    In the fourth quarter of fiscal 2006, Citrix achieved revenue of $321 million, compared to $269 million in the fourth quarter of fiscal 2005, representing 19 percent revenue growth. Annual revenues for 2006 were $1.134 billion, compared to $909 million in the previous year, a 25 percent increase.

    GAAP Results

    Net income for the fourth quarter of fiscal 2006 was $59 million, or $0.32 per diluted share, flat compared to the fourth quarter of fiscal 2005. Annual net income for 2006 was $196 million, or $1.05 per diluted share, compared to $166 million, or $0.93 per diluted share in fiscal 2005.

    Non-GAAP Results

    Non-GAAP net income, in the fourth quarter of 2006 increased by nine percent to $73 million, or $0.39 per diluted share, compared to $67 million, or $0.36 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, and the tax effects related to those items.

    Annual non-GAAP net income for 2006 was $262 million, or $1.40 per diluted share, compared to $209 million, or $1.17 per diluted share, in 2005. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of in-process research and development (IPR&D) and the tax effects related to those items. In addition, in 2005 non-GAAP net income also excludes the tax provision related to the repatriation of foreign earnings under the American Jobs Creation Act (AJCA).

    "A strong finish to another very strong year of growth," said Mark Templeton, Citrix president and chief executive officer. "We've built excellent momentum in each of our businesses, and I believe we're entering 2007 with the best product pipeline, channel partnerships, and brand strength we've ever had. We're well-positioned for continued growth as we lead the formation of the application delivery market."

    Stock Option Review

    During the quarter, the Audit Committee of the company's Board of Directors began a voluntary review of the company's historical stock option granting practices and the related accounting. This voluntary review was initiated in light of news about the option practices of numerous companies across several industries and not in response to any governmental investigation, whistleblower complaint or inquiries from media organizations. The Audit Committee has engaged independent outside legal counsel to conduct the review.

    Because this review is ongoing, the company has not yet determined if it will need to record any non-cash adjustments to compensation expense related to prior stock option grants, making today's results preliminary. Specifically, the company does not know whether any such non-cash compensation charges would affect the preliminary financial results for the fourth quarter ended December 31, 2006 or the full year 2006 being announced today, or would be deemed material and require the company to restate previously issued financial statements or would require an adjustment to the retained earnings balance on the company's balance sheet. If any such charges are required, Citrix will also need to determine the impact of this matter on its system of internal controls.

    Q4 Financial Highlights

    In reviewing the fourth quarter preliminary results of 2006, compared to the fourth quarter of 2005:

    -- Revenue grew in the America's region by 20 percent; the EMEA region by eight percent, and the Pacific region by 33 percent;

    --  Product license revenue increased 10 percent;

    -- Online services contributed $43 million of revenue, up 50 percent;

    --  Revenue from license updates grew 23 percent; and,

    -- Technical services revenue, which is comprised of consulting, education and technical support, grew 23 percent;

    -- Deferred revenue totaled $356 million, compared to $286 million at December 31, 2005;

    -- Operating margin was 20 percent for the quarter; non-GAAP operating margin was 27 percent for the quarter excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expenses;

    -- Cash flow from operations was over $97 million, compared to $79 million in the fourth quarter of 2005;

    -- In its stock repurchase activity, the company received 3.6 million shares of its common stock at an average net price per share of $29.63 for a total value of approximately $107 million. The company has over $290 million remaining under the current repurchase authorization.

    Annual Financial Highlights

    --  Total annual revenue grew 25 percent compared to fiscal 2005.

    -- Annual diluted earnings per share for fiscal 2006 increased 12 percent compared to fiscal 2005. Annual non-GAAP diluted earnings per share for fiscal 2006 increased 19 percent compared to fiscal 2005. Annual non-GAAP diluted earnings per share excludes the effects of amortization of intangible assets primarily related to business combinations, the write-off of IPR&D, stock-based compensation expenses and the tax effects related to those items. In addition, non-GAAP diluted earnings per share for 2005 excludes the tax provision related to the repatriation of foreign earnings under the AJCA.

    -- Operating margin was 19 percent for fiscal 2006; non-GAAP operating margin was 27 percent, excluding the items, except for tax effects, noted above.

    -- Cash flow from operations was $323 million for fiscal 2006 compared with $293 million last year.

    -- During fiscal 2006, the company received 9.5 million shares at an average net price per share of $30.77 for a total value of approximately $292 million.

    Financial Outlook for First Quarter 2007

    Citrix management expects to achieve the following results during its first fiscal quarter 2007 ending March 31, 2007:

    -- Net revenue is expected to be in the range of $298 million to $308 million, compared to $260 million in the first quarter of 2006.

    -- GAAP diluted earnings per share is expected to be in the range of $0.24 to $0.25. Non-GAAP diluted earnings per share is expected to be in the range of $0.34 to $0.35, excluding $0.04 related to the effects of amortization of intangible assets primarily related to business combinations and the write-off of IPR&D and $0.05 to $0.06 related to the effects of stock-based compensation expenses.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Financial Outlook for Fiscal Year 2007

    Citrix management expects to achieve the following results for the fiscal year 2007:

    The company expects net revenue to be in the range of $1.290 billion to $1.310 billion. The company expects GAAP diluted earnings per share to be in the range of $1.14 to $1.19. Non-GAAP diluted earnings per share to be in the range of $1.51 to $1.54, excluding $0.15 related to the effects of the amortization of intangible assets and the write-off of in-process research and development primarily related to business combinations and $0.20 to $0.22 related to the effects of stock-based compensation expenses.

    The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

    Company, Product and Alliance Highlights

    During the fourth quarter of 2006, Citrix announced:

    -- The acquisition of privately held Ardence, Inc. of Waltham, MA, extending Citrix's end-to-end application delivery infrastructure leadership by enabling the real-time, on demand provisioning of desktops, server images and service oriented architecture objects for improved IT agility; increased security and new options for how businesses deliver applications and desktops over the network to users.

    -- Citrix(R) NetScaler(R) continued to grow its market share in the $900M Application Delivery Controller (ADC) market according to a December 2006 report from Gartner, Inc. titled, "Market Share: Application Acceleration Equipment, Worldwide, 3Q06." According to Gartner estimates, Citrix was one of only two market leaders to show an increase in both worldwide market share and manufacturer revenue in the advanced application delivery controller market segment.

    -- Citrix WANScaler(TM) was positioned in the visionaries quadrant by Gartner, Inc. in the recently released "Magic
        Quadrant for WAN Optimization Controllers, 2006" report.

    -- Citrix Access Gateway(TM) was placed solidly in the leader category by Forrester Research receiving the highest score for strengths in reliability, performance, monitoring and reporting, as well as revenue growth and channel partner depth in the Forrester Wave(TM) SSL VPN Appliances report for the fourth quarter 2006.

    -- Citrix Access Gateway was also positioned for the first time ever in the leaders quadrant by Gartner, Inc. in the recently released "Magic Quadrant for SSL VPNs, Q306" report.

    -- Citrix(R) GoToWebinar(TM) was honored by Frost & Sullivan with its 2006 award for "Best New Web Conferencing Service" along with awards from LAPTOP Magazine Editors' Choice, TMC Labs Innovation.

    -- The introduction of Citrix EdgeSight(TM) 4.2 application performance monitoring solution, which builds on technologies gained from the May 2006 acquisition of Reflectent Software, to provide enterprises with the ability to monitor performance in real-time across all applications from the end user's perspective, regardless of connection method, application type or application delivery technology.

    -- The release of a new version of Citrix Password Manager(TM) designed specifically for Citrix Presentation Server(TM) customers, adding federated single sign-on, enhanced application compatibility, directory administration streamlining and remote user password reset.

    -- A partnership with Cisco to embed click-to-call into applications delivered on Citrix Presentation Server, allowing users to initiate voice communications directly from their business application.

    -- The authorization, by Citrix's board of directors, of an additional $300 million repurchase of Citrix common stock.

    Conference Call Information

    Citrix will host a conference call today at 4:45 p.m. ET to discuss its preliminary financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

    The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155; using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through Jan. 26, 2007, by dialing 800-642-1687 or 706-645-9291 (passcode required: 5461867).

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 180,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management (including statements concerning the company's future revenue goals), the statements contained in the Financial Outlook for First Quarter 2007, Financial Outlook for Fiscal Year 2007, and in the reconciliation of non-GAAP financial measures to comparable U.S. GAAP measures concerning management's forecast of revenues and earnings per share, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the risks summarized in the immediately succeeding paragraph and the following: the success and growth of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's and Microsoft's ability to develop and market a multi-function Citrix branch office appliance; the company's ability to successfully integrate the operations and employees of acquired companies, and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the company's ability to maintain and expand its core business in large enterprise accounts; the company's ability to attract and retain small sized customers; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition, including the effects of SFAS No. 123(R) on certain of the company's GAAP financial measures due to the variability of the factors used to estimate the value of stock-based compensation; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission ("SEC"). Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    There can be no assurance that the outcome of the review by the company's Audit Committee of the company's historical stock option granting practices and the related accounting will not result in adjustments to the preliminary financial results for the fourth quarter and fiscal year ended December 31, 2006, or restatements of the company's historical financial statements. In addition, the review and its possible conclusions may adversely impact the company, including, without limitation, affecting the company's ability to file its Annual Report on Form 10-K for the year ended December 31, 2006.

    Use of Non-GAAP Financial Measures

    In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

    Citrix(R), NetScaler(R), Citrix Presentation Server(TM), Citrix Password Manager(TM), Citrix Access Gateway(TM), Citrix WANScaler(TM), Citrix EdgeSight(TM) and GoToWebinar(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.



                         CITRIX SYSTEMS, INC.

      Condensed Consolidated Statements of Income (Preliminary)
          (In thousands, except per share data - unaudited)

                              Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                                2006      2005      2006      2005
                              ----------------------------------------
Revenues:
     Product licenses          $143,124  $130,131  $488,487  $409,435
     License updates            109,281    88,961   405,756   331,102
     Online services             42,974    28,725   148,795    99,097
     Technical services          25,623    20,839    91,281    69,088
                              ----------------------------------------
          Total net revenues    321,002   268,656 1,134,319   908,722

Cost of revenues:
   Cost of product license
    revenues                      9,963     5,931    32,911    14,404
   Cost of services revenues     12,972    10,273    46,103    26,794
   Amortization of product
    related intangible assets     4,959     5,278    19,202    16,766
                              ----------------------------------------
           Total cost of
            revenues             27,894    21,482    98,216    57,964

Gross margin                    293,108   247,174 1,036,103   850,758

Operating expenses:
     Research and development    41,359    29,680   152,673   108,687
     Sales, marketing and
      support                   132,914   110,359   476,880   393,420
     General and
      administrative             51,796    36,058   174,167   125,538
     Amortization of other
      intangible assets           4,392     4,084    16,934    11,622
     In-process research and
      development                     -         -     1,000     7,000
                              ----------------------------------------
            Total operating
             expenses           230,461   180,181   821,654   646,267
                              ----------------------------------------

Income from operations           62,647    66,993   214,449   204,491

Other income, net                11,068     5,376    39,941    21,017
                              ----------------------------------------
Income before income taxes       73,715    72,369   254,390   225,508

Income taxes                     15,128    13,428    58,056    59,168
                              ----------------------------------------
Net income                      $58,587   $58,941  $196,334  $166,340
                              ========================================

Earnings per common share -
 diluted                          $0.32     $0.32     $1.05     $0.93
                              ========================================
Weighted average shares
 outstanding - diluted          184,543   182,769   187,740   178,036
                              ========================================




                         CITRIX SYSTEMS, INC.

         Condensed Consolidated Balance Sheets (Preliminary)
                      (In thousands - unaudited)

                                  December 31, 2006  December 31, 2005
                                 -------------------------------------
ASSETS:
Cash and cash equivalents                 $349,054           $484,035
Short-term investments                     152,652             18,900
Accounts receivable, net                   204,974            142,015
Other current assets                       106,112             81,507
                                 -------------------------------------
     Total current assets                  812,792            726,457

Restricted cash equivalents and
investments                                 63,815             63,728
Long-term investments                      241,675             51,286
Property and equipment, net                 92,580             73,727
Goodwill and other intangible
 assets, net                               762,152            729,327
Other long-term assets                      41,436             37,131
                                 -------------------------------------
     Total assets                       $2,014,450         $1,681,656
                                 =====================================

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued
 expenses                                 $191,874           $159,853
Current portion of deferred
 revenues                                  332,770            266,223
                                 -------------------------------------
     Total current liabilities             524,644            426,076

Long-term debt                                   -             31,000
Long-term portion of deferred
 revenues                                   23,518             19,803
Other liabilities                            1,123              1,297

Stockholders' equity                     1,465,165          1,203,480
                                 -------------------------------------
     Total liabilities and
      stockholders' equity              $2,014,450         $1,681,656
                                 =====================================




                         CITRIX SYSTEMS, INC.

     Condensed Consolidated Statement of Cash Flows (Preliminary)
                      (In thousands - unaudited)

                                                         Twelve Months
                                                             Ended
                                                         December 31,
                                                              2006
                                                         -------------
OPERATING ACTIVITIES
Net income                                                   $196,334
Adjustments to reconcile net income to net cash provided
 by operating activities:
   Amortization and depreciation                               63,583
   Stock-based compensation expense                            54,136
   In-process research and development                          1,000
   Provision for accounts receivable allowances                 6,586
   Deferred income tax benefit                                 (5,651)
   Other non-cash items                                         4,007
                                                         -------------
               Total adjustments to reconcile net income
                to net cash provided by operating
                activities                                    123,661
   Changes in operating assets and liabilities, net of
    the effects of acquisitions:
        Accounts receivable                                   (68,271)
        Prepaid expenses and other current assets             (15,961)
        Other assets                                           (2,868)
        Deferred tax assets, net                              (23,537)
        Accounts payable and accrued expenses                  44,015
        Deferred revenues                                      69,599
        Other liabilities                                        (334)
                                                         -------------
Total changes in operating assets and liabilities, net of
 the effects of acquisitions                                    2,643
                                                         -------------
Net cash provided by operating activities                     322,638

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of
 proceeds                                                    (323,744)
Cash paid for acquisitions, net of cash acquired              (61,462)
Purchases of property and equipment                           (52,051)
                                                         -------------
Net cash used in investing activities                        (437,257)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                        230,656
Payments on debt                                              (34,850)
Excess tax benefit from stock-based compensation               57,993
Cash paid under stock repurchase programs, net of
 premiums received                                           (274,161)
                                                         -------------
Net cash used in financing activities                         (20,362)
                                                         -------------
Change in cash and cash equivalents                          (134,981)
Cash and cash equivalents at beginning of period              484,035
                                                         -------------
Cash and cash equivalents at end of period                   $349,054
                                                         =============


   Reconciliation of Non-GAAP Financial Measures to Comparable U.S.
                       GAAP Measures (Unaudited)

    Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, the write-off of in-process research and development and for 2005, a non-recurring tax provision related to the repatriation of foreign earnings under the AJCA. The company's basis for these adjustments is described below.

    Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company's performance and to evaluate and compensate the company's executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company's historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company's gross margins, operating expenses and net income and comparing the company's financial performance to that of its peer companies and competitors.

    Management excludes the expenses described above when evaluating the company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company's operating performance due to the following factors:

    -- The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.

    -- Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

    -- Although stock-based compensation is an important aspect of the compensation of the company's employees and executives, stock-based compensation expense and its related tax impact are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument and generally cannot be changed or influenced by management after the grant.

    -- The company considers the 2005 tax provision related to the repatriation of certain foreign earnings under the AJCA as non-recurring as it is not reasonably likely to recur within two years and there was no similar provision in the prior two years. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of this tax provision provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.

    These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company's liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.



                         CITRIX SYSTEMS, INC.

       Non-GAAP Financial Measures Reconciliation (Preliminary)
(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release and related conference call, slide presentation or webcast reconciled to the most directly comparable GAAP financial measures.

                                                  Three Months Ended
                                                      December 31,
                                                    2006      2005
                                                  --------------------
GAAP gross margins                                 $293,108  $247,174
     Add: stock-based compensation                      474         -
     Add: amortization of product related
      intangible assets                               4,959     5,278
                                                  --------------------
Non-GAAP gross margins                             $298,541  $252,452
                                                  ====================

GAAP operating expenses                            $230,461  $180,181
     Less: stock-based compensation                  13,186     2,875
     Less: amortization of other intangible assets    4,392     4,084
                                                  --------------------
Non-GAAP operating expenses                        $212,883  $173,222
                                                  ====================

GAAP operating margin                                  19.5%     24.9%
     Add: stock-based compensation                      4.3%      1.1%
     Add: amortization of product related
      intangible assets                                 1.5%      2.0%
     Add: amortization of other intangible assets       1.4%      1.5%
Non-GAAP operating margin                              26.7%     29.5%

GAAP net income                                     $58,587   $58,941
     Add: stock-based compensation                   13,660     2,875
     Add: amortization of product related
      intangible assets                               4,959     5,278
     Add: amortization of other intangible assets     4,392     4,084
     Less: tax effects related to above items        (8,937)   (4,474)
                                                  --------------------
Non-GAAP net income                                 $72,661   $66,704
                                                  ====================

GAAP earnings per share - diluted                     $0.32     $0.32
     Add: stock-based compensation                     0.07      0.02
     Add: amortization of product related
      intangible assets                                0.03      0.03
     Add: amortization of other intangible assets      0.02      0.02
     Less: tax effects related to above items         (0.05)    (0.03)
                                                  --------------------
Non-GAAP earnings per share - diluted                 $0.39     $0.36
                                                  ====================




              Non-GAAP Financial Measures Reconciliation

(In thousands, except per share and operating margin data - unaudited)

                                                  Twelve Months Ended
                                                      December 31,
                                                    2006      2005
                                                  --------------------

GAAP operating margin                                  18.9%     22.5%
     Add: stock-based compensation                      4.8%      0.5%
     Add: amortization of product related
      intangible assets                                 1.7%      1.8%
     Add: amortization of other intangible assets       1.5%      1.3%
     Add: in-process research and development           0.1%      0.8%
                                                  --------------------
Non-GAAP operating margin                              27.0%     26.9%
                                                  ====================

GAAP net income                                    $196,334  $166,340
     Add: stock-based compensation                   54,136     4,261
     Add: amortization of product related
      intangible assets                              19,202    16,766
     Add: amortization of other intangible assets    16,934    11,622
     Add: in-process research and development         1,000     7,000
     Less: tax effects related to above items and
      the AJCA                                      (25,178)    2,774
                                                  --------------------
Non-GAAP net income                                $262,428  $208,763
                                                  ====================

GAAP earnings per share - diluted                     $1.05     $0.93
     Add: stock-based compensation                     0.29      0.02
     Add: amortization of product related
      intangible assets                                0.10      0.09
     Add: amortization of other intangible assets      0.09      0.07
     Add: in-process research and development          0.01      0.04
     Less: tax effects related to above items         (0.14)     0.02
                                                  --------------------
Non-GAAP earnings per share - diluted                 $1.40     $1.17
                                                  ====================




                         CITRIX SYSTEMS, INC.

                       Forward Looking Guidance

                                     For the Three    For the Twelve
                                      Months Ended     Months Ended
                                       March 31,       December 31,
                                         2007              2007
                                   -----------------------------------
GAAP earnings per share - diluted    $0.24 to $0.25   $1.14 to $1.19
     Add: Adjustments to exclude         0.04              0.15
      the effects of amortization
      of intangible assets and in-
      process research and
      development
     Add: Adjustments to exclude
      the effects of expenses
      related to stock-based
      compensation                    0.05 to 0.06     0.20 to 0.22
                                   -----------------------------------
Non-GAAP earnings per share -        $0.34 to $0.35   $1.51 to $1.54
 diluted
                                   ===================================




                                           For the Three Months Ended
                                                    March 31,
                                                      2007
                                           ---------------------------
GAAP gross margins                                 90% to 91%
     Add: Adjustments to exclude the
      effects of amortization of product
      related intangible assets                        2%
     Add: Adjustments to exclude the
      effects of expenses related to stock-
      based compensation                              -(a)
                                           ---------------------------
Non-GAAP gross margins                             92% to 93%
                                           ===========================

(a) Impact to gross margin is less than one half of a percent.

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             For media inquiries, contact:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             A&R Edelman
             Eric Jones, 212-819-4862
             ejones@ar-edelman.com
             or
             For investor inquiries, contact:
             Citrix Systems, Inc.
             Jeff Lilly, 954-267-2886
             jeff.lilly@citrix.com